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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-12
SEALED AIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      March 28, 2002

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Friday, May 17, 2002 at 10:00 a.m., E.D.T., at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894. Your Board of Directors and senior management look forward to greeting you at the meeting.

        At this meeting, you will be asked to elect the entire Board of Directors of the Company, to approve the Company's 2002 Stock Plan for Non-Employee Directors and to ratify the selection of KPMG LLP as the Company's auditors for 2002. These proposals are important, and we urge you to vote in favor of them.

        Regardless of the number of shares of Common Stock or Preferred Stock you own, it is important that they be represented and voted at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

        On behalf of your Board of Directors, we thank you for your continued support.

                      Sincerely,

                      WILLIAM V. HICKEY
                       President and
                      Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2002

        The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 17, 2002 at 10:00 a.m., E.D.T., at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, for the following purposes:

  1.
  To elect the entire Board of Directors of the Company;

  2.
  To consider and act upon a proposal to approve the Company's 2002 Stock Plan for Non-Employee Directors;

  3.
  To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        A copy of the Company's 2001 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

        The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and then vote via the Internet or telephone by following the instructions for voting set forth in the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted.

        The voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share, and its Series A convertible preferred stock, par value $0.10 per share. A list of the stockholders of record will be kept at the Company's principal office at Park 80 East, Saddle Brook, New Jersey 07663-5291 for a period of ten days prior to the Annual Meeting.

                      By Order of the Board of Directors
                       H. KATHERINE WHITE
                       Secretary

Saddle Brook, New Jersey
March 28, 2002

SEALED AIR CORPORATION
Park 80 East
Saddle Brook, New Jersey 07663-5291

PROXY STATEMENT
Dated March 28, 2002

For the Annual Meeting of Stockholders
To Be Held on May 17, 2002

GENERAL INFORMATION

        This Proxy Statement is being furnished to the holders of the Common Stock and Preferred Stock (as defined below) of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 at 10:00 a.m., E.D.T., on May 17, 2002, and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 28, 2002.

VOTING PROCEDURES

        Your vote is very important. Stockholders of record may vote via the Internet, telephone or mail. A web site address and toll free telephone number are included on the proxy card. If you choose to vote by mail, a postage-paid envelope is provided. For your reference, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may save the Company the expense of a second mailing if you vote promptly.

Voting via the Internet

        Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Telephone

        Stockholders of record may also vote by using the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Mail

        If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

If You Wish to Revoke Your Proxy

        Whichever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) voting in person at the Annual Meeting.

Voting at the Annual Meeting

        The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank or broker, or other holder of record, you must obtain a written proxy, executed in your favor, from such person or firm to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's Thrift and Tax-Deferred Savings Plan, you cannot vote those shares in person at the Annual Meeting (see "Voting by Plan Participants" below). All shares that have been properly voted, and all proxies that have not been revoked, will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted at the meeting.

Voting on Other Matters

        If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any such matters to be presented for consideration at the Annual Meeting.

Voting Policies

        Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make such a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy.

        Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from their customers who are the beneficial owners of such shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise such authority to vote on the election of directors, the proposal to approve the Company's 2002 Stock Plan for Non-Employee Directors and the ratification of the appointment of the Company's auditors. Proxies that are voted to abstain (including any proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for the purpose of determining a quorum. Abstentions, but not broker non-votes, will be counted as votes cast on such matters.

Voting by Plan Participants

        For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of Common Stock allocated to his or her account in such Plan. For each participant in the Company's Thrift and Tax-Deferred Savings Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the Thrift and Tax-Deferred Savings Plan, for the shares of Common Stock and Preferred Stock allocated to his or her account in such Plan. Internet and telephone voting are also available to Plan participants. Fidelity will vote such allocated shares in each Plan as directed by each participant who provides voting instructions to it on or before May 13, 2002. The terms of each such Plan provide that shares allocated to the accounts of participants who do not provide timely voting instructions will be voted by Fidelity in the same proportion as shares are voted on behalf of participants who provide timely voting instructions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Company's Common or Preferred Stock to file reports with the Securities and Exchange Commission (the "SEC") to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of such reports. Based upon a review of such reports filed with the Company, along with written representations from certain executive officers and directors that no such reports were required during 2001, the Company believes that all such reports were timely filed during 2001.

VOTING SECURITIES

        The voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share ("Common Stock"), and its Series A convertible preferred stock, par value $0.10 per share ("Preferred Stock"). As of the close of business on March 20, 2002, 83,711,406 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting, and 27,233,485 shares of Preferred Stock were issued and outstanding, each of which is entitled to 0.885 of a vote at the Annual Meeting, with the Preferred Stock being entitled to an aggregate of 24,101,634 votes at the Annual Meeting. The Common Stock and the Preferred Stock will vote as a single class on the matters to be voted on at the Annual Meeting, with an aggregate of 107,813,040 votes being entitled to be cast at the Annual Meeting. Only holders of record of Common Stock and Preferred Stock at the close of business on March 20, 2002 will be entitled to notice of and to vote at the Annual Meeting.

        A majority in voting power of the outstanding shares of Common Stock and Preferred Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The directors are elected by a plurality of the votes cast in the election. Approval of the 2002 Stock Plan for Non-Employee Directors, ratification of the appointment of auditors and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting.

Beneficial Ownership Table

        The following table sets forth, as of the date indicated in the applicable Schedule 13G with respect to each person identified as having filed a Schedule 13G and as of March 15, 2002 with respect to each current director, nominee for election as a director and current executive officer, the number of outstanding shares of Common Stock and Preferred Stock and percentage of such class as of March 15, 2002 (i) beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of each such class, (ii) beneficially owned, directly or indirectly, by each current director, nominee for election as a director and by each current executive officer of the

Company named in the Summary Compensation Table set forth below, and (iii) beneficially owned, directly or indirectly, by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned		Percentage of Outstanding Shares in Class
COMMON STOCK:
Davis Selected Advisers, L.P.(1)	17,761,807		21.2
2949 East Elvira Road, Suite 101 Tuscon, Arizona 85706
Capital Research and Management Company(2)	5,840,000		7.0
333 South Hope Street Los Angeles, California 90071
Hank Brown	9,454	(4)	*
John K. Castle	23,736		*
Lawrence R. Codey	20,800	(5)	*
T. J. Dermot Dunphy	804,305	(4)(5)(6)	*
Charles F. Farrell, Jr.	18,800	(5)	*
William V. Hickey	341,067	(4)(6)	*
Shirley A. Jackson	5,400		*
Kenneth P. Manning	1,142	(4)	*
William J. Marino	1,000		*
Alan H. Miller	263,480	(5)	*
Manuel Mondragón	24,543	(5)(7)(8)	*
Robert A. Pesci	92,153	(5)(6)	*
Daniel S. Van Riper	43,291	(6)	*
H. Katherine White	34,071	(6)	*
All directors and executive officers as a group (25 persons)	2,043,285	(9)	2.4
SERIES A CONVERTIBLE PREFERRED STOCK:
Farallon Capital Management, L.L.C and McDonald Capital Investors Inc.(3)	1,380,671		5.1
One Maritime Plaza San Francisco, California 94111
Hank Brown	4,287		*
T. J. Dermot Dunphy	4,000		*
William V. Hickey	136		*
Kenneth P. Manning	47		*
All directors and executive officers as a group (25 persons)	8,423		*

*
Less than 1%.
(1)
The ownership information set forth in the table is based on information contained in a Schedule 13G dated January 10, 2002 filed with the SEC by Davis Selected Advisers, L.P. ("Davis") with respect to ownership of shares of Common Stock which indicated that Davis has sole voting and dispositive power with respect to 17,761,807 shares.

(2)
The ownership information set forth in the table is based on information contained in Amendment No. 1 to Schedule 13G dated February 11, 2002 filed with the SEC by Capital Research and Management Company ("CRMC") with respect to ownership of shares of Common Stock which indicated that CRMC has sole dispositive power with respect to 5,840,000 shares. CRMC is a registered investment advisor, and the shares reported are owned by accounts under the discretionary investment management of CRMC.

(3)
The ownership information set forth in the table is based on information contained in Amendment No. 2 to Schedule 13G dated February 11, 2002 filed with the SEC by Farallon Capital Management, L.L.C., McDonald Capital Investors Inc. and several other related entities and persons (collectively, "Farallon and McDonald") with respect to ownership of shares of Preferred Stock which indicated that Farallon and McDonald had shared voting and dispositive power with respect to 1,380,671 shares.

(4)
The number of shares of Common Stock listed for Messrs. Brown, Dunphy, Hickey and Manning, and for all directors and executive officers as a group, includes the right to acquire 3,794; 3,540; 120; 42 and 7,454 shares of Common Stock, respectively, upon conversion of shares of Preferred Stock.

(5)
The number of shares of Common Stock held by Mr. Dunphy includes 30,400 shares held by him as custodian for a family member and 19,250 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of Common Stock held by Mr. Farrell includes 9,800 shares held in a retirement trust. The number of shares of Common Stock listed for Mr. Codey includes 200 shares held by a family member, for which he disclaims beneficial ownership. The number of shares of Common Stock listed for Mr. Miller includes 4,900 shares held by a family member, for which he has not made an admission of beneficial ownership. The number of shares of Common Stock listed for Mr. Mondragón includes 9,000 shares for which he shares voting and investment power with a family member. The number of shares of Common Stock listed for Mr. Pesci includes 10,000 shares for which he shares voting and investment power with a family member.

(6)
This figure includes approximately 67,665; 13,594; 24,503; 291; 5,071 and 170,764 shares of Common Stock held in the Company's Profit-Sharing Plan trust fund with respect to which Messrs. Dunphy, Hickey, Pesci, Van Riper, Ms. White and the executive officers of the Company who participate in such Plan as a group, respectively, may, by virtue of their participation in such Plan, be deemed to be beneficial owners. As of March 15, 2002, approximately 2,118,043 shares of Common Stock were held in the trust fund under such Plan, constituting approximately 2.5% of the outstanding shares of Common Stock.

(7)
The number of Common Stock listed for all directors and executive officers as a group includes the right to acquire 11,000 shares under the Company's Contingent Stock Plan. The number of shares of Common Stock listed for Mr. Mondragón and for all directors and executive officers as a group includes the right to acquire 11,212 and 27,065 shares respectively, upon the exercise of options granted by the Company prior to March 31, 1998.

(8)
The number of shares of Common Stock listed for Mr. Mondragón includes approximately 1,331 shares held in the trust fund for the Company's Thrift and Tax-Deferred Savings Plan. As of March 15, 2002, approximately 474,417 shares of Common Stock and approximately 311,440 shares of Preferred Stock were held in the trust fund for such Plan, constituting approximately 0.6% and 1.1%, respectively, of the outstanding shares of such classes.

(9)
This figure includes, without duplication, all of the outstanding shares of Common Stock referred to in notes 4 through 8 above (other than the shares held by Messrs. Manning and Van Riper) as well as 21,125 shares for which voting and investment power is shared with others by executive officers of the Company and 3,597 shares held by or for family members of executive officers of the Company who are not named in the above table.

ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the eight persons named below, all of whom, except for Kenneth P. Manning and William J. Marino, currently serve as directors of the Company. John K. Castle and Alan H. Miller, who currently serve as directors, are not standing for re-election to the Board. The Company thanks them for their many years of dedicated service and valuable contributions as directors.

        Shares of Common Stock or Preferred Stock represented by a duly executed proxy that is received by the Company will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by a duly executed proxy may be voted in favor of such other person as may be determined by the holder of such proxy.

Information Concerning Nominees

        The information appearing in the following table sets forth for each nominee as a director his or her business experience for the past five years, the year in which he or she first became a director of the Company or of old Sealed Air (see footnote 1 below), and his or her age as of March 15, 2002.

Name	Business Experience	Director Since (1)	Age
Hank Brown	President of the University of Northern Colorado since July 1998. Formerly Director of the Center for Public Policy at the University of Denver from January 1997 until July 1998. Director of Alaris Medical, Inc., Qwest Communications International Inc. and StarTek, Inc.	1997	62
Lawrence R. Codey	Former President of Public Service Electric and Gas Company, a public utility, until his retirement in February 2000. Director of New Jersey Resources Corporation, The Trust Company of New Jersey and United Water Resources, Inc.	1993	57
T. J. Dermot Dunphy	Chairman and Chief Executive Officer of Kildare Enterprises LLC, a private equity investment and management firm. Chairman of the Board of the Company from 1998 to November 2000 and of old Sealed Air from 1996 to 1998. Until his retirement in February 2000, Chief Executive Officer of the Company since 1998 and of old Sealed Air previously since 1971. Director of FleetBoston Financial Corporation, Noveon, Inc. and Public Service Enterprise Group Incorporated.	1969	69
Charles F. Farrell, Jr.	President of Crystal Creek Associates, LLC, an investment management and business consulting firm.	1971	71
William V. Hickey	President and Chief Executive Officer of the Company since March 2000. Previously served as President and Chief Operating Officer of the Company and as President and Chief Operating Officer of old Sealed Air. Director of Public Service Enterprise Group Incorporated and Sensient Technologies Corporation.	1999	57

Shirley Ann Jackson(2)	President of Rensselaer Polytechnic Institute since July 1999. Formerly Chairman of the U.S. Nuclear Regulatory Commission ("NRC") from July 1995 until July 1999. Director of Albany Molecular Research, Inc., AT&T Corp., FedEx Corporation, KeyCorp, Marathon Oil Corporation, Medtronic, Inc., Public Service Enterprise Group Incorporated and United States Steel Corporation.	1999	55
Kenneth P. Manning	Chairman (since 1997), President and Chief Executive Officer of Sensient Technologies Corporation, an international supplier of flavors, colors and inks. Director of Badger Meter, Inc. and Sensient Technologies Corporation.	—	60
William J. Marino	President, Chief Executive Officer and director of Horizon Blue Cross and Blue Shield of New Jersey, a not-for-profit health insurer. Director of CareAdvantage, Inc. and Computer Horizons Corporation.	—	58

(1)
On March 31, 1998, the Company completed a multi-step transaction, one step of which comprised a combination with the former Sealed Air Corporation ("old Sealed Air"). The period of service before that date includes time during which each director served continuously as a director of the Company or of old Sealed Air.

(2)
Dr. Jackson also served as a director of old Sealed Air from May 1992 until May 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company's Board of Directors maintains an Audit Committee, a Nominating Committee, and an Organization and Compensation Committee. The members of such committees are directors who are neither officers nor employees of the Company.

        The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its obligations to the stockholders and the investment community relating to corporate accounting, the reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee performs its responsibility by, among other things, making a recommendation to the Board of Directors on the selection of independent auditors to be proposed for stockholder ratification and conferring with the independent auditors and the Company's financial management on the Company's audited annual financial statements, the scope of and procedures for audits and the Company's accounting and financial controls. The current members of the Audit Committee are Dr. Jackson and Messrs. Brown (Chairman) and Codey. The Audit Committee held four meetings in 2001 (excluding actions by unanimous written consent).

        The principal responsibilities of the Nominating Committee are to review and make recommendations to the Board of Directors concerning the composition of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board. The current members of the Nominating Committee are Dr. Jackson and Messrs. Brown and Codey (Chairman). The Nominating Committee will consider director nominees recommended by stockholders of the Company in accordance with the procedures set forth in the Company's By-Laws. A copy of the By-Law provisions relating to nomination of directors may be obtained from the Secretary of the Company, Park 80 East, Saddle Brook, New Jersey 07663-5291. See "Stockholder Proposals for the 2003 Annual Meeting" below. The Nominating Committee held one meeting in 2001.

        The principal responsibilities of the Organization and Compensation Committee are to determine the compensation of the officers of the Company and of the other employees of the Company or any of its subsidiaries with a base annual salary of $150,000 or more, to administer the Company's Contingent Stock Plan and option plans and to authorize the issuance of shares of the Company's Common Stock under the Contingent Stock Plan, to perform the duties and responsibilities of the Board of Directors under the Company's Profit-Sharing Plan (except the authority to determine the amount of the Company's annual contribution to such Plan) and the other tax-qualified retirement plans sponsored by the Company, to administer the Company's Performance-Based Compensation Program, and to consider and advise the Board of Directors from time to time with respect to the organization and structure of the management of the Company. The current members of the Organization and Compensation Committee are Dr. Jackson and Messrs. Farrell (Chairman) and Codey. The Organization and Compensation Committee held four meetings in 2001 (excluding actions by unanimous written consent).

        During 2001, the Board of Directors held six meetings (excluding actions by unanimous written consent). Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of such Board on which he or she served during 2001.

Compensation Committee Interlocks and Insider Participation

        During 2001, Messrs. Castle, Farrell, Miller and former director John E. Phipps each served as a member of the Organization and Compensation Committee of the Company. None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. Until the end of 1983, Mr. Miller was the President of Cellu-Products Company, a corporation that old Sealed Air acquired in October 1983.

DIRECTORS' COMPENSATION

Annual Board Retainer

        Each member of the Board of Directors who is neither an officer nor an employee of the Company (each a "Non-Employee Director") and who is elected or continues in office at each annual meeting of stockholders receives an annual retainer for serving as a director. Such retainers are paid in the form of annual grants of 1,200 shares of the Company's Common Stock to each eligible director under the Restricted Stock Plan for Non-Employee Directors (the "1998 Directors Stock Plan"). The 1998 Directors Stock Plan also provides for interim grants of Common Stock, on a pro-rata basis, to any Non-Employee Director who is elected at any time other than an annual meeting. During 2001, each director except Mr. Hickey received an annual grant of 1,200 shares of Common Stock, with all shares issued for a purchase price of $1.00 per share. In the first quarter of 2001, the Board of Directors approved a cash annual retainer in the amount of $10,000 per year in addition to grants under the 1998 Directors Stock Plan.

        Shares of Common Stock issued under the 1998 Directors Stock Plan may not be sold, transferred or encumbered while the director serves on the Board of Directors, except that Non-Employee Directors may make gifts of shares issued under the Directors Stock Plan to certain family members or to trusts or other forms of indirect ownership so long as the Non-Employee Director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the Non-Employee Director remains a director of the Company. During this period, the director is entitled to receive any dividends or other distributions in respect of such shares and has voting rights in respect of such shares. The restrictions on the disposition of shares issued pursuant to the 1998 Directors Stock Plan terminate upon the occurrence of any of certain events related to a change of control of the Company that are specified in the 1998 Directors Stock Plan.

        During the first quarter of 2002, the Board of Directors approved the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors (the "2002 Directors Stock Plan") for submission to the stockholders at the Annual Meeting. The 2002 Directors Stock Plan, which provides for annual retainers payable to Non-Employee Directors, will become effective upon its approval by the stockholders and will then replace the 1998 Directors Stock Plan and the additional $10,000 cash annual retainer described above, both of which will be terminated upon stockholder approval of the 2002 Directors Stock Plan. See "Approval of the 2002 Stock Plan for Non-Employee Directors" below for information about the 2002 Directors Stock Plan.

Deferred Compensation Plan

        During the first quarter of 2002, the Board of Directors adopted the Sealed Air Corporation Deferred Compensation Plan for Directors, which permits Non-Employee Directors to elect to defer all or part of their annual retainer until the Non-Employee Director retires from the Board. Each Non-Employee Director is given the opportunity to elect to defer the portion of the annual retainer payable in shares of Common Stock. If the Non-Employee Director makes that election, he or she may also elect to defer the portion, if any, of the annual retainer payable in cash. Deferred shares of Common Stock are held as stock units in a stock account; no shares are issued until payment is made to the Non- Employee Director, normally after retirement from the Board, so that deferred shares of Common Stock cannot be voted. Deferred shares, when issued, will be considered to be issued under the Directors Stock Plan under which they were granted. Deferred cash is credited to an unfunded cash account that earns interest credited quarterly at the prime rate less 50 basis points until paid. Payment after retirement can be made in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement. The Deferred Compensation Plan for Directors became effective upon adoption by the Board of Directors and will apply to annual retainers paid in 2002 and later years under the 2002 Directors Stock Plan, if the Plan is approved by the stockholders. If the 2002 Directors Stock Plan is not approved by the stockholders, the Deferred Compensation Plan for Directors will apply to retainers paid under the 1998 Directors Stock Plan and the additional $10,000 cash annual retainer arrangement described above.

Other Fees and Arrangements

        Each member of the Audit Committee, the Nominating Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of such committee. The chairman of each such committee receives an additional fee of $2,000 per year for serving as such. Each Non-Employee Director also receives a fee of $1,000 for each Board or committee meeting attended. All directors are entitled to reimbursement for expenses incurred in attending Board or committee meetings. None of these fees and reimbursements is eligible for deferral under the Deferred Compensation Plan for Directors described above. These fees will not be affected by the proposed transition to the 2002 Directors Stock Plan.

        When Mr. Dunphy retired as Chief Executive Officer of the Company at the end of February 2000, he entered into a three-year agreement with the Company pursuant to which he is providing consulting services to the Company. In consideration for such services the Company transferred to Mr. Dunphy 60,000 shares of Common Stock, subject to forfeiture to the Company during the three-year term under certain conditions.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards(2)	All Other Compensation(3)
William V. Hickey President and Chief Executive Officer	2001 2000 1999	$400,000 387,500 325,000	$300,000 320,000 325,000	$3,600 3,600 3,600	$0 0 1,610,625	$18,400 18,400 22,300
Robert A. Pesci Senior Vice President	2001 2000 1999	285,000 228,333 218,333	100,000 85,500 90,000	3,600 3,600 3,600	0 1,181,250 0	15,259 14,629 19,114
Daniel S. Van Riper Former Senior Vice President and Chief Financial Officer(4)	2001 2000 1999	233,333 223,333 213,333	65,000 72,000 75,000	3,600 3,600 2,400	0 0 1,556,250	15,300 15,300 19,701
Manuel Mondragón Vice President	2001 2000 1999	227,833 218,667 211,537	70,000 74,000 80,000	0 0 0	0 0 162,000	48,423 44,912 42,925
H. Katherine White General Counsel and Secretary	2001 2000 1999	198,333 188,333 178,333	70,000 45,000 45,000	3,600 3,600 3,600	0 236,250 0	15,300 15,300 17,793

(1)
Perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual.

(2)
Represents the fair market value on the date of an award of Common Stock made under the Company's Contingent Stock Plan after deducting the purchase price of the shares covered by such award. The total number of unvested shares held by each of the named executive officers as of December 31, 2001 is set forth in the following table, and the fair market values of such unvested shares as of such date are as follows: Mr. Hickey—$4,347,330; Mr. Pesci—$1,020,500; Mr. Van Riper—$1,224,600; Mr. Mondragón—$122,460, and Ms. White—$204,100. As of such date, such awards, all of which were granted with an original vesting period of three years, which has been extended in certain cases, vest as follows:

	2002	2003	2004
William V. Hickey	106,500	0	0
Robert A. Pesci	0	25,000	0
Daniel S. Van Riper	30,000	0	0
Manuel Mondragón	3,000	0	0
H. Katherine White	0	5,000	0

  During the vesting period, recipients of awards are entitled to receive any dividends or other distributions with respect to the unvested shares they hold.

(3)
The amounts in this column for 2001 include, for each of the named executive officers other than Mr. Mondragón, company contributions to the Company's Profit-Sharing Plan in the amount of $10,200 per person and Company matching contributions under the Company's Thrift and Tax-Deferred Savings Plan in the amount of $5,100 for Messrs. Hickey and Van Riper and Ms. White and $5,059 for Mr. Pesci. In addition, for Mr. Hickey, the 2001 amount includes a premium of $3,100 paid by the Company for a supplemental universal life insurance policy owned by him. For Mr. Mondragón, the 2001 amount represents $15,948 for employer contributions to a defined contribution plan in which he participates, $13,392 for vacation benefit, and $19,083 for year-end payment benefit; the latter two benefits are legally-mandated benefits available to all employees of the non-U.S. subsidiary that is Mr. Mondragón's employer.

(4)
Mr. Van Riper stepped down from the position of Senior Vice President and Chief Financial Officer at the end of 2001, although he remains an employee.

        Stock Options.    Before March 31, 1998, Mr. Mondragón participated in stock incentive plans maintained by the Company. As of March 31, 1998, the Company terminated these plans except with respect to outstanding options then held by certain employees, including Mr. Mondragón. Under the terms of those plans, options were granted at an exercise price equal to the fair market value of the common stock covered by the options on the date of grant and became exercisable in three approximately equal annual installments beginning one year after the date of grant with terms of up to ten years and one month. Mr. Mondragón did not exercise any stock options during 2001. Mr. Mondragón held options covering 11,212 shares of Common Stock at December 31, 2001, all of which were then exercisable. The value of unexercised "in-the-money" options held by him at December 31, 2001 (the difference between the aggregate purchase price of all such options held and the market value of the shares of Common Stock covered by such options at December 31, 2001) was $5,157.

Report of the Company's Organization and Compensation Committee on Executive Compensation

        The following report of the Company's Organization and Compensation Committee sets forth information about the Company's executive compensation program and the 2001 compensation of the executive officers of the Company named above in the Summary Compensation Table.

Compensation Philosophy

        The Company's executive compensation program consists of salaries, annual bonuses tied to performance, and awards under the Company's Contingent Stock Plan. The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers reliable.

        This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

Salaries and Annual Bonuses

        The Committee is responsible for setting the compensation of the Company's executive officers, including the executive officers listed in the Summary Compensation Table and other employees of the Company or any of its subsidiaries with base salaries of $150,000 or more. The Committee conducts an annual compensation review during the first quarter of the year. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Committee for the other executive officers and employees whose compensation is set by the Committee. Following a review of those recommendations, the Committee approves cash bonuses for the prior year and salary rates and cash bonus objectives for the current year for the other executive officers and employees with such modifications to the Chief Executive Officer's recommendations as the Committee considers appropriate. Also, the Committee may adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibility of such officers or employees.

        The Committee bases its decisions on adjustments to salary and cash bonus objectives principally on the responsibilities of the particular executive and on the Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive. The Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining such objectives.

        Cash bonuses are determined based upon the attainment of corporate and individual performance objectives for the year in question. The Committee generally places greater emphasis on financial performance than on other personal performance objectives. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieved its business plan for the year in question. Such business plan is developed by management and approved by the Board of Directors before the beginning of such year. The Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, the greatest weight is given to the achievement of budgeted targets for net sales, operating income, net earnings, return on investment, and measures of expense control, balance sheet items and cash flow as measured by earnings before interest, taxes, depreciation and amortization (commonly called "EBITDA"). The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available. Executives other than the Chief Executive Officer are also evaluated based upon their attainment of individual management objectives within their particular areas of responsibility.

        During the first quarter of 2001, the Organization and Compensation Committee conducted a compensation review for the executive officers of the Company named in the Summary Compensation Table other than Mr. Hickey, in connection with which Mr. Hickey submitted recommendations to that Committee for 2000 cash bonuses, 2001 salary adjustments and 2001 cash bonus objectives. The Committee approved such recommendations with such modifications as the Committee deemed appropriate, none of which was material. Salary increases in 2001 for the executive officers named in the Summary Compensation Table (other than Mr. Hickey, who is discussed below, and Mr. Pesci) ranged from 3.2% to 5.3%. These salary increases were based primarily upon the factors discussed above. Mr. Pesci received a substantial salary increase effective at the beginning of 2001 in connection with his assumption of significant new responsibilities, and no further adjustments to his salary were made during 2001.

        Cash bonuses for 2001 for Messrs. Pesci, Van Riper and Mondragón and Ms. White were determined by the Committee during the first quarter of 2002. These bonuses reflected the Committee's evaluation of each officer's degree of attainment of individual performance goals for 2001. These bonuses also reflect the fact that the Company did not achieve its principal financial objectives during 2001. The Committee also approved 2002 salary adjustments and cash bonus objectives for Messrs. Pesci and Mondragón and Ms. White during the first quarter of 2002. Mr. Van Riper stepped down as an officer of the Company at the end of 2001, although he remains an employee, and no adjustments were made to his compensation in 2002.

Compensation of the Chief Executive Officer

        The Organization and Compensation Committee, after receiving the views of other Non-Employee Directors, evaluates the performance of the Chief Executive Officer, reviews the Committee's evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. Mr. Hickey and the Organization and Compensation Committee believe that the Chief Executive Officer's cash compensation should be weighted somewhat toward annual incentive compensation in the form of cash bonuses rather than salary but that, on an overall basis, his compensation should be weighted more heavily toward long-term incentive compensation derived from equity ownership in the Company through its Contingent Stock Plan. Consistent with that philosophy and in view of the Company's performance in 2000, Mr. Hickey's salary remained at the same rate during 2001 as was set during the first quarter of 2000. During the first quarter of 2001, the Organization and Compensation Committee established a 2001 cash bonus objective for Mr. Hickey, which was subject to achievement of pre-established performance goals for 2001 set by the Committee under the Company's Performance-Based Compensation Program, described below under "Compliance with Section 162(m) of the Internal Revenue Code."

        During the first quarter of 2002, the Organization and Compensation Committee certified achievement of one of the pre-established performance goals for 2001. Although the Committee commended Mr. Hickey for his leadership of the Company during a challenging year, since the Company did not achieve most of the pre-established goals for 2001, the Committee set Mr. Hickey's cash bonus for 2001 at $300,000, which was less than the maximum cash bonus he could have received for 2001 under the Performance-Based Compensation Program and less than the cash bonus he received for 2000. The Committee also established a 2002 cash bonus objective for Mr. Hickey, which is subject to achievement of pre-established performance goals for 2002 under the Performance-Based Compensation Program. Consistent with the Company's philosophy regarding compensation of the Chief Executive Officer, described above, and in view of the Company's performance in 2001, the Committee made no change in Mr. Hickey's base salary.

Contingent Stock Plan

        The Company's Contingent Stock Plan is intended to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. The Plan provides for the award of shares of Common Stock to such key employees of the Company or any of its subsidiaries as the Committee determines to be eligible for awards. The Company makes awards of its Common Stock under its Contingent Stock Plan as long-term incentive compensation to its executives and other key employees when the Committee feels such awards are appropriate. It is expected that recipients of awards will retain a substantial portion of the shares awarded to them to foster an identity of interests with the stockholders of the Company.

        Shares of Common Stock issued under this Plan are subject to an option in favor of the Company for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to the price at which such shares were issued, which has always been $1.00 per share. This option is exercisable by the Company only upon the termination of an employee's employment during such period other than as a result of death or total disability. Such option terminates upon the occurrence of any of certain events related to change of control of the Company specified in the Plan. Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while the Company's option to repurchase the shares remains in effect.

        Awards are made under the Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. The Organization and Compensation Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in the Plan. However, the Organization and Compensation Committee regularly reviews the stock ownership of key employees and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives. During 2001, no awards under the Contingent Stock Plan were made to any of the executive officers named in the Summary Compensation Table.

Compliance with Section 162(m) of the Internal Revenue Code

        In light of gradually increasing compensation levels with a fixed $1 million limit on deductible compensation under Section 162(m), in early 2000, the Company adopted a Performance-Based Compensation Program, which the Company's stockholders approved at the 2000 Annual Meeting. The Program permits the Organization and Compensation Committee to make awards under the Company's Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit.

        During the first quarter of 2001, the Committee approved pre-established performance goals based upon calendar year 2001 performance for stock awards under the Contingent Stock Plan for Messrs. Hickey, Pesci and Van Riper and for Mr. Hickey's 2001 cash bonus. Such goals are confidential, but were based on certain of the criteria specified in the Program, which include growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, earnings before interest and taxes (commonly called "EBIT"), EBITDA, earnings per share, successful completion of strategic acquisitions, joint ventures or other transactions, or any combination of the foregoing goals.

        During the first quarter of 2002, the Committee certified achievement of one of the goals that had been established for calendar year 2001, thereby permitting Mr. Hickey's cash bonus of $300,000 for 2001 to be fully deductible by the Company even if Mr. Hickey's 2002 compensation exceeds the $1 million limit of Section 162(m). Also, the Committee will be permitted to make fully tax-deductible stock awards under the Contingent Stock Plan during 2002 to the three executives mentioned in the previous paragraph up to the limit set in the pre-established goals and certified by the Committee as having been achieved. During the first quarter of 2002, the Committee approved pre-established goals under the Performance-Based Compensation Program based on calendar year 2002 performance for stock awards that may be made in 2003 under the Contingent Stock Plan to Messrs. Hickey and Pesci and to certain other executive officers and for Mr. Hickey's 2002 cash bonus.

        The Organization and Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the Program, the Organization and Compensation Committee has authorized extensions of vesting dates for awards under the Company's Contingent Stock Plan to certain of the Company's executive officers that were not made under the Program. During 2001, non-deductible compensation under Section 162(m) was minimal.

        However, the Organization and Compensation Committee believes that compensation of its executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, the Organization and Compensation Committee in the exercise of such discretion may from time to time approve executive compensation that may not be fully deductible.

Stock Performance

        While the Organization and Compensation Committee takes note of the performance of the Company's Common Stock in its compensation decisions, it does not consider such performance to be a principal determinant in making such decisions, since total return to stockholders as reflected in the performance of the Company's stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance.

        Since management compensation is based upon factors relating to the Company's growth and profitability and the contributions of each of its executives to the achievement of the Company's objectives, the Organization and Compensation Committee believes that appropriate incentives are provided to align management's interests with the long-term growth and development of the Company and the interests of its stockholders. The Organization and Compensation Committee also believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the results of those efforts should eventually appear in the financial statements or be reflected in the Company's stock price, many long-term strategic decisions made in pursuing the Company's growth and development may have little visible impact in the short term.

Organization and Compensation Committee
Charles F. Farrell, Jr., Chairman
Lawrence R. Codey
Shirley A. Jackson

COMMON STOCK PERFORMANCE COMPARISONS

        The following graph shows, for the five years ended December 31, 2001, the cumulative total return on an investment of $100 assumed to have been made on December 31, 1996 in old Sealed Air's common stock (trading symbol: SEE), after giving effect to the conversion of each share of old Sealed Air's common stock into one share of the Company's Common Stock on March 31, 1998. The graph compares such return with that of comparable investments assumed to have been made on such date in (a) the Standard & Poor's 500 Stock Index, and (b) the manufacturing (specialized) segment of such index, the published Standard & Poor's market segment in which the Company is included.

        Total return for each assumed investment assumes the reinvestment of all dividends on December 31 of the year in which such dividends were paid. No cash dividends have been paid on the common stock of old Sealed Air or the Company during this five-year period.

        The Company's Common Stock and Preferred Stock are listed on the New York Stock Exchange (trading symbols: SEE and SEE PrA, respectively).

APPROVAL OF THE 2002 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

        During 2001, the Board of Directors conducted a review of the fees paid to Non-Employee Directors of the Company with a view to developing a competitive director compensation package that is designed to enable the Company to attract, motivate and retain high-caliber individuals to serve as directors while aligning the directors' economic interests with those of the stockholders. A key consideration was the tax consequences of the current retainer arrangements, since shares issued under the 1998 Directors Stock Plan cannot be sold by a Non-Employee Director to pay taxes attributable to awards while he or she continues to serve as a director.

        As a result of this review, on February 7, 2002, the Board of Directors approved the 2002 Stock Plan for Non-Employee Directors (the "2002 Directors Stock Plan") for submission to the stockholders at the Annual Meeting. The 2002 Directors Stock Plan will become effective upon its approval by the stockholders, at which time it will replace the current 1998 Directors Stock Plan and the additional $10,000 cash annual retainer described under "Directors' Compensation" above. If the 2002 Directors Stock Plan is approved, each Non-Employee Director of the Company will be eligible to receive retainers under the 2002 Directors Stock Plan. With respect to the current nominees for election to the Board of Directors at the Annual Meeting, every nominee except Mr. Hickey (a total of seven nominees) would be eligible to receive a retainer under the 2002 Directors Stock Plan. A copy of the 2002 Directors Stock Plan is attached to this Proxy Statement as Annex A.

Retainers

        The 2002 Directors Stock Plan provides for payment in shares of Common Stock of all or a portion of the retainers paid to each Non-Employee Director for serving as a director of the Company. Under the 2002 Directors Stock Plan, the Board of Directors sets the amount of the annual retainer prior to the Annual Meeting. The Board of Directors has set the annual retainer for the 2002 Annual Meeting at $60,000. Upon adjournment of the annual meeting, each Non-Employee Director who has been elected a director at that annual meeting is entitled to receive an annual retainer.

        A Non-Employee Director who is elected other than at an annual meeting will be entitled to an interim retainer on the date of election. The interim retainer is one-twelfth of the annual retainer paid to Non-Employee Directors elected at the previous annual meeting for each full 30-day period during the period beginning on the date of election of the Non-Employee Director and ending on the date of the next annual meeting provided for in accordance with the Company's By-Laws.

Payment of Retainers

        Each retainer, whether annual or interim, is paid 50% in shares of Common Stock and 50% in cash, provided that each Non-Employee Director can elect, prior to becoming entitled to the retainer, to receive 100% of the retainer in shares of Common Stock. The number of shares of Common Stock issued as all or part of an annual retainer is calculated by dividing the amount payable in shares of Common Stock by the closing price of the Common Stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred (the "Fair Market Value Per Share"). The number of shares issued as all or part of an interim retainer is the amount payable in shares of Common Stock divided by the Fair Market Value Per Share on the date of election. If any calculation would result in a fractional share of Common Stock being issued, then the number of shares to be issued will be rounded up to the nearest whole share. No fractional shares of Common Stock will be issued under the 2002 Directors Stock Plan.

        The portion of a retainer that is payable in shares of Common Stock will be paid to the Non-Employee Director promptly after he or she becomes entitled to receive it. Prior to the issuance of Common Stock to an eligible director or, if the director has elected to defer the retainer under the Deferred Compensation Plan for Directors, described under "Directors' Compensation" above, prior to crediting the director's stock account with stock units representing such Common Stock, the director must pay the Company an issue price equal to the par value ($0.10) per share of Common Stock and execute an agreement to hold the shares of Common Stock covered by such award in accordance with the terms and conditions of the 2002 Directors Stock Plan (including without limitation the restrictions on disposition provided for in the Plan) and containing such other terms and conditions as may be required by counsel to the Company in order to comply with federal or state securities laws or other legal requirements. The portion of an annual retainer payable in cash, if any, is paid in quarterly installments, and the portion of an interim retainer payable in cash, if any, is paid in installments on the remaining quarterly installment dates for cash retainer payments to be made to Non-Employee Directors elected at the most recent annual meeting. If the portion of a retainer that is payable in cash is deferred under the Deferred Compensation Plan for Directors, then the director's cash account will be credited with each installment on or about the date that the installment would otherwise have been paid to the director if the payment had not been deferred.

Restrictions on Transfer

        Shares of Common Stock issued under the 2002 Directors Stock Plan may not be sold, transferred or encumbered while the director serves on the Board of Directors, except that Non-Employee Directors may make gifts of shares issued under the Directors Stock Plan to certain family members or to trusts or other forms of indirect ownership so long as the Non-Employee Director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the Non-Employee Director remains a director of the Company. During this period, the director (or the director's accounts under the Deferred Compensation Plan for Directors, if payment of such shares is deferred) is entitled to receive any dividends or other distributions in respect of such shares. The director has voting rights in respect of the shares issued to the director under the Plan. Deferred shares of Common Stock, however, are held as stock units in a stock account, and no shares are issued until payment is made to the Non-Employee Director. Consequently, deferred shares of Common Stock cannot be voted. The restrictions on the disposition of shares issued pursuant to the 2002 Directors Stock Plan terminate upon the occurrence of any of certain events related to a change of control of the Company that are specified in Section 9 of the 2002 Directors Stock Plan. No event that would lead to the termination of such restrictions on disposition is currently contemplated by the Company.

Available Shares and Adjustments

        The 2002 Directors Stock Plan authorizes the issuance of up to 100,000 shares of Common Stock for awards under the Plan. The number and class of shares issuable under the 2002 Directors Stock Plan and the number of shares to be delivered as part or all of a retainer are subject to adjustment by the Board in the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation.

Amendment and Termination of Plan

        The Board of Directors may from time to time amend the 2002 Directors Stock Plan or discontinue the Plan or any provisions thereof. However, no amendment or modification of the Plan may, without the approval of the stockholders of the Company, (i) increase the number of shares of Common Stock available for issuance under the Plan, (ii) modify the requirements as to eligibility for participation under the Plan; or (iii) change the provision of the Plan that deals with amendment or termination of the Plan.

Existing Retainer Arrangements

        As noted above under "Directors' Compensation," if the 2002 Directors Stock Plan is approved by the stockholders at the Annual Meeting, then the current board retainer arrangements comprising the 1998 Directors Stock Plan and the additional $10,000 annual cash retainer will be terminated. If the 2002 Directors Stock Plan is not approved, then the 1998 Directors Stock Plan and the additional $10,000 cash retainer will continue in effect, although the Board of Directors may consider alternative retainer arrangements. The Deferred Compensation Plan for Directors will be in effect in either case.

New Plan Benefits

        Under the current annual retainer arrangements, each Non-Employee Director elected at the 2001 Annual Meeting received an annual grant of 1,200 shares of Common Stock under the 1998 Directors Stock Plan plus cash in the amount of $10,000. At the $44.65 per share closing price of the Common Stock on May 18, 2001 (the date of the 2001 Annual Meeting) less the $1.00 per share issue price under the 1998 Directors Stock Plan, the value of the grant of 1,200 shares made on that date was $52,380; with the cash retainer, each Non-Employee Director received an annual retainer valued at $62,380. For seven Non-Employee Directors as a group, a total of 8,400 shares was awarded with a total value (less the issue price)

of $366,660, plus aggregate cash retainers of $70,000, so that aggregate retainers for the group totaled $436,660. At the $47.83 closing price of the Common Stock on March 20, 2002, 8,400 shares would be valued at $401,772.

        If the 2002 Directors Stock Plan had been in effect on the date of the 2001 Annual Meeting and if the annual retainer for that meeting had been set at $60,000, each of seven Non-Employee Directors elected at the 2001 Annual Meeting would have received an annual retainer valued at $60,000 payable 50% in shares of Common Stock and 50% in cash (unless the Non-Employee Director elected to receive the entire retainer in shares of Common Stock). At the $44.65 per share closing price of the Common Stock on May 18, 2001, each Non-Employee Director would have received 672 shares of Common Stock and $30,000 in cash (except that each Non-Employee Director who elected to receive the entire retainer in shares would have received 1,344 shares of Common Stock). For seven Non- Employee Directors as a group, a total of 4,704 shares would have been awarded with a total value (less the issue price) of $209,563, plus cash retainers totalling $210,000. If all seven Non-Employee Directors had elected to receive the entire retainer in shares, a total of 9,408 shares would have been awarded with a total value (less the issue price) of $419,126. At the $47.83 closing price of the Common Stock on March 20, 2002, 4,704 shares would be valued at $224,992, and 9,408 shares would be valued at $449,985.

The Board of Directors recommends a vote FOR this proposal.

SELECTION OF AUDITORS

        The Company, after authorization by the Board of Directors, has engaged KPMG LLP ("KPMG") as its independent accountants to examine and report on the Company's financial statements for the fiscal year ending December 31, 2002, subject to ratification of such engagement by the stockholders at the Annual Meeting. KPMG has acted as the auditors for the Company since 1998 and is considered well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of such appointment.

        Representatives of KPMG are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

PRINCIPAL INDEPENDENT ACCOUNTANT FEES

        The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal year ending December 31, 2001:

Audit Fees	$2,450,000
Financial Information System Design and Implementation Fees	0
All Other Fees	3,185,000	(1)

Aggregate Fees	$5,635,000

(1)
Includes fees for special tax projects; global tax compliance, principally tax return preparation and review; international expatriate tax compliance; business acquisition due diligence; benefit plan audits; and other services.

REPORT OF THE COMPANY'S AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting process and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex B.

        Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 audited consolidated financial statements. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the independent accountants' provision of non-audit services was compatible with maintaining that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

  Audit Committee

  Hank Brown, Chairman
  Lawrence R. Codey
  Shirley A. Jackson

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        In order for stockholder proposals for the 2003 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Saddle Brook, New Jersey, directed to the attention of the Secretary, no later than November 28, 2002. The Company's By-Laws set forth certain procedures stockholders must follow in order to nominate a director or present any other business at an Annual Meeting of Stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2003 Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be received at the principal office of the Company between November 29, 2002 and February 11, 2003, provided that, if the 2003 Annual Meeting is called for a date that is not within 30 days before or after May 17, 2003, then such notice by the stockholder must be so received a reasonable time before the Company mails its proxy statement for the 2003 Annual Meeting. A copy of the By-Law provisions relating to advance notice of business to be transacted at annual meetings may be obtained from the Secretary of the Company.

OTHER MATTERS

        The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Georgeson Shareholder ("GS") will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock or Preferred Stock held of record by such persons. The Company will pay GS a fee of $12,000 covering its services and will reimburse GS for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.

        The Company does not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, it is intended that the holders of the proxies may use their discretion in voting thereon.

                      By Order of the Board of Directors
                       H. KATHERINE WHITE
                       Secretary

Saddle Brook, New Jersey
March 28, 2002

ANNEX A

SEALED AIR CORPORATION
2002 STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS

        Section 1.    Purpose.    The Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors (the "Plan") is designed to enhance the ability of Sealed Air Corporation (the "Corporation") to attract, retain and motivate Non-Employee Directors (as defined in Section 3) of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the Corporation's common stock, par value $0.10 per share ("Common Stock"). The Plan provides for payment in shares of the Common Stock of all or a portion of the Retainer (as defined below) paid to each Non-Employee Director for serving as a director of the Corporation.

        Section 2.    Stock Available.    The stock subject to the Plan shall be such authorized but unissued or treasury shares of Common Stock as shall from time to time be available for issuance pursuant to the Plan. The total amount of Common Stock which may be issued pursuant to the Plan is 100,000 shares, subject to adjustment in accordance with the provisions of Section 10.

        Section 3.    Eligibility.    Each Non-Employee Director of the Corporation shall be eligible to participate in the Plan. As used in the Plan, the term "Non-Employee Director" shall include any person who, at the time he or she becomes otherwise entitled to receive a Retainer under the Plan, is not an officer or employee of the Corporation or any of its Subsidiaries (as such term is defined in Section 19). Any Non-Employee Director who becomes an officer or employee of the Corporation or any of its Subsidiaries shall cease to be eligible to participate in the Plan for so long as such person remains as such an officer or employee.

        Section 4.    Retainers.    Retainers, which shall be either Annual Retainers or Interim Retainers, shall be earned by Non-Employee Directors as follows:

          (a)    Annual Retainers.    Upon the adjournment of each annual meeting of the stockholders of the Corporation, each Non-Employee Director who has been elected a director of the Corporation at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board of Directors.

          (b)    Interim Retainers.    If any Non-Employee Director is elected a director other than at an annual meeting of the stockholders of the Corporation, then on the date of such Non-Employee Director's election such Non-Employee Director shall be entitled to an Interim Retainer in the amount of one-twelfth of the Annual Retainer for Non-Employee Directors elected at the previous annual meeting of the stockholders for each full 30-day period during the period commencing on and including the date of such person's election as a director and ending on and including the date of the next annual meeting of the stockholders of the Corporation provided for in accordance with the By-Laws of the Corporation as then in effect.

          (c)    Plan Periods.    The first Plan Period shall commence upon the election of directors at the 2002 annual meeting of the stockholders of the Corporation and terminate upon the election of directors at the 2003 annual meeting of the stockholders of the Corporation. Subsequent Plan Periods shall relate to successive similar periods between annual meetings of the stockholders of the Corporation.

        Section 5.    Payment of Retainers.

          (a)  Except as otherwise provided in Section 5(c), (i) 50% of each Retainer shall be payable in shares of Common Stock, and the remaining 50% of such Retainer shall be payable in cash or in stock, at the written election of the Non-Employee Director, (ii) issuance of the portion of a Retainer payable in shares of Common Stock shall be made as promptly as practicable after the Non-Employee Director becomes entitled to receive it, (iii) payment of the portion of an Annual Retainer payable in cash, if any, shall be made in four equal installments on or about the first day of July, October, January and April in the Plan Period to which such Annual Retainer relates, and (iv) payment of the portion of any Interim Retainer payable in cash, if any, shall be made in equal installments on the remaining cash payment dates during the Plan Period in which the Non-Employee Director is elected, provided, that if such Non-Employee Director is elected between April 1 and the next annual meeting of stockholders of the Corporation, then the portion of the Interim Retainer payable in cash, if any, shall be paid as promptly as practicable after the Non-Employee Director is elected. If a Non-Employee Director has not made the election referred to in (i) above prior to the first day of the Plan Period (or, for an Interim Retainer, prior to the date such Non-Employee Director is elected), then 50% of his or her Retainer shall be payable in shares of Common Stock and 50% of his or her Retainer shall be payable in cash.

          (b)  The number of shares of Common Stock to be paid as all or part of an Annual Retainer shall be calculated by dividing the amount of such Annual Retainer payable in shares of Common Stock by the last sales price of the Common Stock on the applicable annual meeting date as reported on the consolidated transaction reporting system for New York Stock Exchange listed issues on that date or, if no sales occurred on that date, the last sales price on the consolidated transaction reporting system on the most recent prior day on which a sale occurred (the "Fair Market Value Per Share"). The number of shares to be paid as all or part of an Interim Retainer shall be calculated using the Fair Market Value Per Share on the date of election of the Non-Employee Director who will receive the Interim Retainer. If the calculation of the portion of an Annual Retainer or an Interim Retainer to be paid in shares of Common Stock would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share. No fractional shares of Common Stock shall be issued under this Plan, whether as part of an Annual Retainer or as part of an Interim Retainer.

          (c)  Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time. Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.

        Section 6.    Non-Transferability of Grants.    Except for gifts of shares permitted under this Section, no grant of shares of Common Stock pursuant to the Plan shall be transferable by the recipient of such grant, and no shares of Common Stock issued pursuant to the Plan, or any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) by the Non-Employee Director to whom such shares have been issued as long as such Non-Employee Director shall remain a director of the Corporation. Any Non-Employee Director of the Corporation may make a gift of any such shares to members of the immediate family of such Non-Employee Director or to a trust or other form of indirect ownership (a "Permitted Transferee") on the conditions that (i) the Non-Employee Director shall continue to be deemed a beneficial owner of such transferred shares and retain voting and investment control over such shares while the Non-Employee Director remains a director of the Corporation, except upon a Change of Control as provided below, and (ii) the Permitted Transferee shall execute an agreement with the Corporation on terms acceptable to counsel to the Corporation providing that such shares shall be subject to all terms and restrictions of this Plan. For the purpose of this Section 6, "immediate family" shall have the meaning given in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and "beneficial owner" shall have the meaning given in Rule 16a-1 under the Securities Exchange Act, other than for purposes of determining beneficial ownership of more than ten percent of any class of equity securities.

        Section 7.    Execution of Agreement.    Each grant of Common Stock pursuant to this Plan shall be contingent upon and subject to (i) payment by such Non-Employee Director pursuant to Section 8 of the Issue Price for the shares included as part of the Annual Retainer or the Interim Retainer, as the case may be, and (ii) the execution by the Non-Employee Director of a document agreeing to hold the shares of Common Stock covered by such grant in accordance with the terms and conditions of the Plan (including without limitation Sections 6, 12 and 13) and containing such other terms and conditions as may be required by counsel to the Corporation in order to comply with federal or state securities laws or other legal requirements.

        Section 8.    Issue Price of Common Stock.    Before Common Stock may be issued to a Non-Employee Director under the Plan, or credited to the account of a Non-Employee Director under any of the retainer deferral arrangements referred to in Section 5(c), the Non-Employee Director shall pay to the Corporation an amount of money ("Issue Price") equal to the par value per share of the Common Stock times the number of shares of Common Stock to be issued or credited. The Issue Price for shares of Common Stock granted under the Plan shall be tendered to the Corporation within thirty (30) days after notice of the amount thereof is given by the Corporation to the recipient of such shares.

        Section 9.    Change in Control.    A "Change in Control" shall occur when (i) there occurs a reorganization, merger, consolidation, sale of all or substantially all the Corporation's assets, or other corporate transaction involving the Corporation (a "Corporate Transaction") and the stockholders of the Corporation immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, beneficially own, in the aggregate, directly or indirectly, at least 70% of the combined voting power of the outstanding voting securities of the successor or resulting corporation or other entity resulting from such Corporate Transaction, where the term "beneficially own" shall be used as in Sections 13(d) and 14(d) of the Securities Exchange Act, (ii) any "person" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities, (iii) as a result of any solicitation subject to Rule 14a-11 under the Securities Exchange Act (or any successor rule thereto) one or more persons not recommended by or opposed for election to the Board of Directors by one-third or more of the Continuing Directors of the Corporation then in office is or are elected a director of the Corporation, or (iv) the Corporation shall become subject for any reason to a voluntary or involuntary dissolution or liquidation. A "Continuing Director" shall be a director of the Corporation who is serving as such at the commencement of the first Plan Period and any person who is approved as a nominee or elected to the Board of Directors by a majority of Continuing Directors who are then members of the Board of Directors of the Corporation. Upon any Change in Control, as of the close of business at the principal executive office of the Corporation on the business day immediately preceding the date on which such event occurs, for purposes of the Plan and to the extent that the provisions of the Plan remain applicable to shares granted under the Plan, the restriction provided for in Section 6 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, the requirement of a legend on stock certificates provided for in Section 12 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, and each Non-Employee Director or Permitted Transferee holding shares issued under the Plan shall thereupon have the right to receive unlegended shares as set forth in the last sentence of Section 12 of the Plan.

        Section 10.    Adjustments.    In the event of changes in the Common Stock of the Corporation after the commencement of the first Plan Period by reason of any stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation: (a) the restrictions provided in Section 6 and the requirement of a legend on stock certificates provided in Sections 12 and 13(d) shall apply to any securities issued in connection with any such change in respect of stock which has been issued under the Plan and (b) appropriate adjustments shall be made by the Board of Directors as to (i) the number and class of shares available under the Plan in the aggregate, (ii) the Issue

Price for future elections of Non-Employee Directors, and (iii) the number of shares to be delivered to a Non-Employee Director and the Issue Price where such change occurred after the Non-Employee Director was elected but before the date the stock covered by the applicable Retainer is issued, including deferred payments under any of the deferral arrangements referred to in Section 5(c).

        Section 11.    Action by Corporation.    Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalization or other change in the Common Stock referred to in Section 10, any change in the Corporation's business, any issuance of debt obligations or stock by the Corporation or any grant of options on stock of the Corporation.

        Section 12.    Legend on Stock Certificates.    All shares of Common Stock issued under the Plan shall, so long as the restrictions imposed by the Plan (including without limitation Section 6) remain in effect, be represented by certificates, each of which shall bear a legend in substantially the following form:

          This certificate and the shares represented hereby are held subject to the terms of the 2002 Stock Plan for Non-Employee Directors of Sealed Air Corporation, which Plan provides that neither the shares issued pursuant thereto, nor any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) except in accordance with such Plan. A copy of such Plan is available for inspection at the executive offices of Sealed Air Corporation.

Each Non-Employee Director and his or her Permitted Transferees may surrender to the Corporation the certificate or certificates representing such shares in exchange for a new certificate or certificates, free of the above legend, or for a statement from the Corporation representing such shares held in book entry form free of such legend at any time after either such Non-Employee Director has ceased to be a director of the Corporation or the restriction set forth in Section 6 has otherwise ceased to apply to the shares covered by such certificate.

        Section 13.    Government and Other Regulations and Restrictions.

          (a)    In General.    The issuance by the Corporation of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

          (b)    Registration of Shares.    The Corporation shall use its reasonable commercial efforts to cause the grants of shares of Common Stock to be made pursuant to this Plan to be registered under the Securities Act of 1933, as amended (the "Securities Act"), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan or transferred to a Permitted Transferee, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the person to whom such shares are to be issued will execute and deliver to the Corporation upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Corporation, that (i) such person has had access or will, by reason of such person's service as a director of the Corporation, or otherwise, have access to sufficient information concerning the Corporation to enable him or her to evaluate the merits and risks of the acquisition of shares of the Corporation's Common Stock pursuant to the Plan, (ii) such person has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such person to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such person will comply with the Securities Act and the Securities Exchange Act with respect to such shares, and (v) such person will indemnify the Corporation for any costs, liabilities and expenses which the Corporation may sustain by reason of any violation of the

  Securities Act or the Securities Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

          (c)    Resale of Shares.    Without limiting the generality of Section 6, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until either (i) such shares shall have been registered by the Corporation under the Securities Act, (ii) the Corporation shall have received either a "no action" letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Corporation to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 under the Securities Act, as the same may from time to time be in effect, and the Corporation shall have received information acceptable to the Corporation to such effect.

          (d)    Legend on Certificates.    The Corporation may require that any certificate or certificates evidencing shares issued pursuant to the Plan bear a restrictive legend, and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measures.

        Section 14.    No Right to Continued Membership; Non-Exclusivity.    Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board of Directors of the Corporation any right to continued membership on the Board of Directors of the Corporation.

        Section 15.    No Rights in Common Stock.    No Non-Employee Director or Permitted Transferee shall have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock are actually issued to such person and then only from the date such person becomes the record owner thereof.

        Section 16.    Tax Withholding.    The Corporation shall make appropriate provisions for the payment of any federal, state or local taxes or any other charges that may be required by law to be withheld by reason of the payment of a Retainer or a grant or the issuance of shares of Common Stock pursuant to the Plan.

        Section 17.    No Liability.    No member of the Board of Directors of the Corporation, nor any officer or employee of the Corporation acting on behalf of the Board of Directors of the Corporation, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

        Section 18.    Successors.    The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving a Retainer or Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

        Section 19.    Subsidiaries.    For the purposes of the Plan, the term "Subsidiaries" includes those corporations 50 per cent or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Corporation and those companies, partnerships and joint ventures in which the Corporation owns directly or indirectly a 50 per cent or more interest in the capital account or earnings.

        Section 20.    Expenses.    The expenses of administering the Plan shall be borne by the Corporation.

        Section 21.    Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        Section 22.    Termination and Amendment of the Plan.    The Board of Directors may from time to time amend this Plan, or discontinue the Plan or any provisions thereof, provided that no amendment or modification of the Plan shall be made without the approval of the stockholders of the Corporation that would (i) increase the number of shares of Common Stock available for issuance under the Plan; (ii) modify the requirements as to eligibility for participation under the Plan; or (iii) change any of the provisions of this Section 22. No amendment or discontinuation of the Plan or any provision thereof shall, without the written consent of the participant, adversely affect any shares theretofore granted to such participant under the Plan.

        Section 23.    Effective Date.    The Plan shall become effective on the date of its approval by the stockholders of the Corporation.

ANNEX B

SEALED AIR CORPORATION
AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the Board of Directors to be known as the "Audit Committee." The Audit Committee shall be composed of not less than three directors who are independent of the management of the Corporation, are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member, and meet all applicable requirements of the New York Stock Exchange. A Chairman shall be named annually by the Board of Directors.

Statement of Policy

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, the Audit Committee shall maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the management of the Corporation.

        The independent auditors for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and nominate the independent auditors to be proposed for shareholder ratification at the annual meeting.

        The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Corporation. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

Responsibilities

        In carrying out its responsibilities to the directors and shareholders, the Audit Committee will consider the effects of changing circumstances with the objective to maintain corporate accounting and reporting practices consistent with requirements and of high quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries, subject to ratification by the shareholders. Such review will, among other matters, consider the nature and extent of information technology and other non-audit services provided by the independent auditors during the prior year, the nature and total estimated amount of expenditures for such services in the current year and whether the provision of such services is compatible with the independent auditors' independence.

  •
  Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. With respect to the audit scope and procedures to be utilized, the Audit

B-1

    Committee may, as an alternative to meeting, receive from management or the independent auditors a written summary of information regarding the independent auditors' planned audit scope and procedures, among other information, pertaining to the annual audit and limited reviews of quarterly financial information.

  •
  At the conclusion of the audit, review with management and the independent auditors any significant changes in the independent auditors' audit scope and procedures, and the reasons therefor.

  •
  Review with the independent auditors and management the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable including controls that assist with compliance with the Corporation's code of conduct.

  •
  Review and discuss the audited annual financial statements with management. Receive the written disclosures from the independent auditors required by ISB Standard No. 1 and discuss with the auditors the auditors' independence and matters required to be discussed by Statement on Auditing Standards No. 61 relating to the audit and financial statements. Determine, based on the review and discussions referred to above, whether to recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

  •
  Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  •
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. Consider internal control implications of the findings and management's responses to such findings.

  •
  To the extent practicable and appropriate, through the full Audit Committee or its designee, discuss with management and the independent auditor the quarterly limited financial information to be filed with the SEC on Form 10-Q.

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

  •
  Review and update the committee's charter annually.

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

B-2

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS
Saddle Brook Marriott
Garden State Parkway at I-80
Saddle Brook, New Jersey 07663-5894
(201) 843-9500

LOCATION: Located at the intersection of the Garden State Parkway and Interstate 80 ("I-80"), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

FROM THE NORTH: Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make "jug handle" turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

FROM THE EAST: Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

FROM THE SOUTH: Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

FROM THE WEST: Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD

FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2002 Annual Meeting”) to be held at 10:00 a.m., E. D. T., on May 17, 2002 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof.  The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2002 Annual Meeting.

If the undersigned is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its Thrift and Tax-Deferred Savings Plan and has stock of Sealed Air Corporation allocated to his or her account, the undersigned instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2002 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2002 Annual Meeting.  The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions.

Comments:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

SEE REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

FOLD AND DETACH HERE

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.
☒

The Board of Directors recommends a vote for election of all Directors and for Proposals 2 and 3.  If no choice is specified, this proxy when properly signed and returned will be voted FOR election of all Directors and FOR Proposals 2 and 3.  Please date and sign and return this proxy promptly.

1. Election of Directors.		FOR	☐	WITHHELD	☐

Nominees:
01.Hank Brown	05.William V. Hickey
02.Lawrence R. Codey	06.Shirley Ann Jackson
03.T. J. Dermot Dunphy	07.Kenneth P. Manning
04.Charles F. Farrell, Jr.	08.William J. Marino

For, except vote withheld from the following nominees(s):

2.	Approval of the Company’s 2002 Stock Plan for Non-Employee Directors.	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Ratification of the appointment of KPMG LLP as the independent auditors for the year ending December 31, 2002.	FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

Please mark this box if you plan to attend the Annual Meeting.			☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.               ☐

The signer hereby revokes all proxies previously given by the signer to vote at the 2002 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2002 Annual Meeting.

Signature(s) ________________________________________Date_________________

NOTE:        Please sign EXACTLY as name appears above.  When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through May 16, 2002, 4:00 p.m., E.D.T.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http:// www.eproxy.com/see

Use the Internet to vote your proxy.  Have your proxy card in hand when you access the web site.  You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy.  Have your proxy card in hand when you call.  You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR	Mail

Mark, date and sign your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING!

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 17, 2002
CONTENTS
GENERAL INFORMATION
VOTING PROCEDURES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VOTING SECURITIES
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE COMPARISONS
APPROVAL OF THE 2002 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
SELECTION OF AUDITORS
PRINCIPAL INDEPENDENT ACCOUNTANT FEES
REPORT OF THE COMPANY'S AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
SEALED AIR CORPORATION 2002 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
SEALED AIR CORPORATION AUDIT COMMITTEE CHARTER
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS Saddle Brook Marriott Garden State Parkway at I-80 Saddle Brook, New Jersey 07663-5894 (201) 843-9500